                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12


                                  Simula, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                  SIMULA, INC.

          ------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 10, 1998
          ------------------------------------------------------------


          The 1998 Annual Meeting of Stockholders of Simula, Inc. (the "Company") will be held at The Grace Inn, 10831 South 51st Street, Phoenix, Arizona 85044 on Wednesday, June 10, 1998, at 8:00 a.m., for the following purposes:


         1. To ratify the selection of Deloitte & Touche LLP, as the independent public accountants for the Company's fiscal year 1998;

         2.       To vote for the election of nine Directors; and

         3. To transact such other business as may properly come before the meeting.


         April 17, 1998 was the record date for the determination of the Stockholders entitled to notice of, and to vote at, this meeting. The list of Stockholders entitled to vote at this meeting is available, upon advance request, at the offices of Simula, Inc., 2700 North Central Avenue, Suite 1000, Phoenix, Arizona 85004 for examination by any Stockholder.


         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY AND ON BEHALF OF THE SIMULA, INC. BOARD OF DIRECTORS. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THIS MEETING.



                                   By Order of the Board of Directors



                                            Bradley P. Forst
                                            Secretary
Phoenix, Arizona
May 1, 1998

                                  SIMULA, INC.

                            2700 NORTH CENTRAL AVENUE
                                   SUITE 1000
                             PHOENIX, ARIZONA 85004


                         ------------------------------

                                 PROXY STATEMENT
                         ------------------------------


                                     GENERAL

         Proxies in the form enclosed are solicited by the Board of Directors of Simula, Inc. (the "Company") for use at the 1998 Annual Meeting of Stockholders of the Company to be held on June 10, 1998. Proxy materials were mailed on or about May 12, 1998, to Stockholders of record as of the close of business on April 17, 1998.


PROXIES

         Execution of the enclosed proxy will not in any way affect a Stockholder's right to attend the meeting and vote in person. Stockholders giving proxies may revoke them at any time before they are exercised by filing with the Secretary of the Company a written revocation or a proxy bearing a later date, or by attending the meeting and voting in person.

         The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others who forward proxy materials to beneficial owners of stock. Solicitation by the Company will be by mail.


ANNUAL REPORT

         The Company's Annual Report accompanies this proxy. The Company's Report on Form 10-K was filed with the United States Securities and Exchange Commission ("SEC") on March 31, 1998. The Form 10-K is not incorporated by reference herein. The Form 10-K is available on the Company's web site, which is www.simula.com, and on the SEC's EDGAR web site. Additionally, the Form 10-K and any exhibit will be furnished to any requesting person who contacts the Company. The fee for furnishing a copy of the report and any exhibit is $3.00.


                                VOTING SECURITIES

          As of April 17, 1998, the record date for Stockholders entitled to vote at the meeting, there were 9,873,270 outstanding shares of the Company's Common Stock. Each share of Common Stock is entitled to one vote on each matter to be considered at the Annual Meeting. Cumulative voting for the election of Directors is permitted. A majority of the total number of shares of Common Stock outstanding constitutes a quorum. If a quorum is represented in person or by proxy at the Annual Meeting, the affirmative vote of a majority of the shares will constitute the approval of the Stockholders. Votes cast by proxy or in person at the meeting will be tabulated by the Company's stock transfer agent, Corporate Secretary, and staff acting as election inspectors. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will be counted as unvoted for purposes of determining approval of any matter. Under the rules of the New York Stock Exchange, if a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter and a "broker non-vote" will have no effect on the voting on the matter. Subject to the foregoing, executed, duly returned proxies will be voted as directed. If no specification is made, shares represented by the proxy will be voted "for" matters presented for consideration.


              SECURITY OWNERSHIP OF CERTAIN PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

         The following table sets forth information with respect to the number of shares of Common Stock of the Company, as of April 17, 1998, beneficially owned by (a) each person known to the Company to own more than five percent of the outstanding shares; (b) individual Directors; (c) Named Executive Officers (defined hereafter); and (d) all Directors and Named Executive Officers of the Company as a group. The backgrounds, age, position as an officer, and terms of Directors and Named Executive Officers is set forth in this proxy under "The Board of Directors."

                                                        SHARES OWNED
                                            -------------------------------------
Name of Beneficial Owner                      Number(1)             Percentage(2)
------------------------                      ---------             -------------
Directors and Executive Officers:

Stanley P. Desjardins(3)                     3,274,114                   33%
Donald W. Townsend(4)                          575,449                    6%
Bradley P. Forst(5)                            281,154                    3%
Sean K. Nolen(6)                               155,279                    2%
James C. Withers(7)                             26,400                    *
Robert D. Olliver(8)                            24,572                    *
Scott E. Miller(9)                              27,550                    *
John M. Leinonen(10)                            15,000                    *
James F. Smith(11)                                 -0-                    *
All Directors and Officers as a group        4,379,518                   40%
(9 persons)

5% STOCKHOLDERS:

Brian J. Stark and Michael A. Roth(12)         659,840                    7%
Scudder Kemper Investments, Inc(13)            722,900                    7%

---------------------------------------

(1) An * indicates ownership of less than 1% of the outstanding Common Stock. The number of shares shown in the table, including the notes thereto, have been rounded to the nearest whole share. Includes, when applicable, shares owned of record by such person's spouse and by other related individuals, trusts, and entities over whose shares of Common Stock such person has custody, voting control or power of disposition. Also includes shares of Common Stock that the identified person had the right to acquire within 60 days of April 18, 1998 by the exercise of stock options.

(2) The percentages shown include the shares of Common Stock which the person will have the right to acquire within 60 days of April 18, 1998. In calculating the percentage of ownership, all shares of Common Stock which the identified person will have the right to acquire within 60 days of April 18, 1998 upon the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.

(3) The address of Mr. Desjardins and all other Directors and executive officers is 2700 North Central Avenue, Suite 1000, Phoenix, Arizona 85004.

(4) Includes options to purchase 529,800 shares of Common Stock which are presently exercisable.

(5) Includes options to purchase 280,000 shares of Common Stock which are presently exercisable.

(6) Includes options to purchase 155,000 shares of Common Stock which are presently exercisable.

(7) Includes options to purchase 26,250 shares of Common Stock which are presently exercisable.

(8) Includes options to purchase 23,937 shares of Common Stock which are presently exercisable.

(9) Includes options to purchase 25,500 shares of Common Stock which are presently exercisable.

(10) Ownership total comprised of options to purchase 15,000 shares of Common Stock which are first exercisable in June 1998.

(11) Mr. Smith owns options to purchase 15,000 shares of Common Stock granted to him when he was first elected to the Company's Board of Directors in April 1998. The options are not exercisable, however, until April 1999.

(12) Messrs. Stark and Roth jointly have filed a Schedule 13D ownership statement with the SEC and hold the shares identified in the table through various holding entities. The address of Messrs. Stark and Roth is 1500 West Market Street, Mequon, Wisconsin 53902.

(13) Scudder Kemper Investments, Inc. has filed a Schedule 13G ownership statement with the SEC. The address of Scudder Kemper Investments, Inc. is 345 Park Avenue, New York, New York 10154.


                                 PROPOSAL NO. 1.
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's Board of Directors, acting upon the recommendation of its Audit Committee, has selected and is submitting to Stockholders for their confirmation the appointment of Deloitte & Touche, LLP, as auditors for the Company for its current fiscal year ending December 31, 1998. The approval of the Stockholders is being sought because of the importance of independent public accountants in a publicly held corporation. If the Stockholders do not approve the appointment of Deloitte & Touche, the Company's Board of Directors will reconsider its selection of independent accountants.

          For the year ended December 31, 1997, Deloitte & Touche provided audit services to the Company, including examination of the annual consolidated financial statements of the Company, review of unaudited quarterly financial information, assistance and consultation in connection with filing the Company's Reports to the Securities and Exchange Commission ("SEC") on Forms 10-Q and 10-K, registration statements on Forms S-3 and S-8 and other filings with the SEC, and consultation in connection with various audit-related and accounting matters.

         Each year, the Audit Committee will review and approve in advance the scope of the annual audit by the Company's independent accountants. The Audit Committee will also be advised of significant non-audit professional services provided by such accountants to assess whether the rendering of such services would impair the independence of the firm.

          It is intended that the proxies will be voted in favor of ratifying the selection of the Company's independent accountants unless instructions to the contrary are indicated on the accompanying proxy form.


                                 PROPOSAL NO. 2
                              ELECTION OF DIRECTORS

         The Articles of Incorporation of the Company provide for a Board of Directors of not less than two nor more than fifteen members, which number may be altered as provided in the Company's bylaws. Vacancies occurring during a term may be filled by the Company's Board of Directors for the remainder of the full term. In 1995, the Company's Board of Directors adopted, and the Stockholders approved, a proposal to provide for the prospective classification of the Company's Board of Directors. Classification results in the Company "staggering" the terms of members of the Board of Directors so that only a portion of the Directors are elected at each Annual Meeting of Stockholders.

         The Board of Directors has determined that it is in the Company's best interest to classify the Directors for the first time in the election to occur at the 1998 Annual Meeting of Stockholders. The Company presently has nine members on its Board of Directors. All Directors are standing for re-election at the 1998 Annual Meeting of Stockholders. If elected, Directors will be classified into three groups of three each, with the first group's (Class I) term being one year and expiring in 1999, the second group's (Class II) term being two years and expiring in 2000, and the third group's (Class III) term being three years and expiring in 2001. Hereafter, in those years, members of the appropriate class will stand for election for three year terms.

         Standing for re-election at the 1998 Annual Meeting of Stockholders are Stanley P. Desjardins, Donald W. Townsend, Bradley P. Forst, Sean K. Nolen, James C. Withers, Robert D. Olliver, Scott E. Miller, and John M. Leinonen. Mr. Fred J. Musone was appointed to the Board on August 14, 1997 and resigned on March 17, 1998. Mr. James F. Smith was appointed on March 31, 1998 to assume Mr. Musone's vacant seat on the Board and is standing for election to the Board for the first time at the 1998 Annual Meeting of Stockholders.

          The Board of Directors is classified for election as follows:

      CLASS I-TERM EXPIRING 1999      Class II-Term Expiring 2000     Class III-Term Expiring 2001
      --------------------------      ---------------------------     ----------------------------
           James C. Withers                Robert D. Olliver                 Scott E. Miller
            James F. Smith                 John M. Leinonen               Stanley P. Desjardins
           Bradley P. Forst                  Sean K. Nolen                 Donald W. Townsend



          Pursuant to the provisions of Arizona General Corporation Law, at each election for Directors, every Stockholder is entitled to cumulative voting at such election and thus has the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected or to cumulate his or her votes by giving one candidate as many votes as the number of such Directors multiplied by the number that his shares equal, or by distributing such vote on the same principle among any number of such candidates.

          It is intended that the proxies will be voted for the nominees or for a substitute nominee, in the case of any nominee who becomes unavailable, on a pro rata noncumulative basis among the nominees unless instructions to the contrary are indicated on the proxy form.


THE BOARD OF DIRECTORS

          The following table sets forth certain information about the individuals who are nominated for election as Directors and includes additional information about the Company's Named Executive Officers.


      NAME                     AGE                    POSITION
      ----                     ---                    --------
Stanley P. Desjardins           67        Chairman of the Board of Directors
Donald W. Townsend              58        Chief Executive Officer, President and Director
Bradley P. Forst                45        Vice President, General Counsel, Secretary and Director
Sean K. Nolen                   35        Vice President of Finance, Treasurer and Director
James C. Withers                64        Director
Robert D. Olliver               71        Director
Scott E. Miller                 38        Director
John M. Leinonen                60        Director
James F. Smith                  52        Director



         Stanley P. Desjardins. Mr. Desjardins founded the Company in 1975 and has served as its Chairman since that time. He was President from 1975 until October 1994. Mr. Desjardins pioneered crashworthy seating technology for the United States armed forces and continues to work on technology development as a recognized world expert in the field. He has approximately 40 years of experience in research and development of aerospace systems and components, including over 30 years in research and development of technology for improving survival in vehicle crashes. Prior to forming the Company, Mr. Desjardins was Manager of Aircraft Safety for a division of Ultrasytems, Inc., where he managed research programs involving the crashworthiness of aircraft seating and restraint systems. From 1958 to 1968, he held various positions in missile programs with Thiokol Chemical Corporation. His work has resulted in several United States patents related to energy-absorption and rocket nozzle design. He is the author or co-author of 26 technical articles related to his research. Mr. Desjardins is a member of the American Helicopter Society, the Survival and Flight Equipment Association, the Arizona Innovation Network, The Center for Aerospace Safety Education, and The Governor's Science and Technology Council (Arizona).

         Donald W. Townsend. Mr. Townsend has served as Chief Executive Officer of the Company since December 1997 and President since October 1994. He was Executive Vice President from 1989 to 1994, Treasurer and Secretary from 1986 until 1994, and has been a Director since 1989. Prior to joining the Company in 1985, Mr. Townsend was employed by Walled Lake Door Company, a manufacturer of wooden doors, in positions as Vice President of Finance, Chief Financial Officer, Director, and Controller. Mr. Townsend is a Certified Public Accountant.

         Bradley P. Forst. Mr. Forst joined the Company as Vice President, General Counsel, Secretary, and as a Director in 1995. Prior to joining the Company, Mr. Forst was engaged in the private practice of law in Phoenix, Arizona, from 1985 to 1995. Included among his clients was the Company, for whom he provided corporate, finance, and securities legal services for a number of years. Prior to entering private practice in Phoenix, Mr. Forst was an attorney in the head office legal department of Shell Oil Company based in Houston, Texas. Mr. Forst received his J.D. from the University of Tulsa College of Law in 1978, and his LL.M. from Columbia University School of Law in New York City in 1981.

         Sean K. Nolen. Mr. Nolen joined the Company as Vice President of Finance, Chief Financial Officer, Treasurer, and as a Director in 1996. Prior to joining the Company, from 1984 to 1996 Mr. Nolen was employed by Deloitte & Touche LLP. Included among his positions was as an Audit Senior Manager, in which capacity Mr. Nolen provided auditing, planning, and other assistance and consultation to numerous privately and publicly held companies, including the Company. Mr. Nolen received his B.S. in Accountancy from Northern Arizona University. Mr. Nolen is a Certified Public Accountant.

         James C. Withers. Mr. Withers has served as a Director of the Company since its initial public offering in 1992. Mr. Withers is the Chief Executive Officer of Materials and Electrochemical Research Corporation based in Tucson, Arizona. He has served in that capacity since 1985. From 1986 to 1988, Mr. Withers was President and Chief Executive Officer of Keramont Research Corporation, also based in Tucson, Arizona.

         Robert D. Olliver. Mr. Olliver has served as a Director of the Company since its initial public offering in 1992. Mr. Olliver is the Director of Risk Management Services for Acordia of Arizona, based in Phoenix, Arizona. Mr. Olliver has over 48 years experience in the insurance business. Mr. Olliver, through his affiliates, has been the general agent for the Company's insurance programs since 1987.

         Scott E. Miller. Mr. Miller has served as a Director of the Company since January 1995. Mr. Miller is a Director of Investment Banking of H.D. Brous & Co., Inc., a co-managing underwriter of certain of the Company's private and public offerings of securities. From 1991 to 1994, Mr. Miller was Director of Investment Banking of W.B. McKee Securities, Inc., Phoenix, Arizona, which was the managing underwriter of the Company's initial public offering. From 1987 to 1991, Mr. Miller was the Director of Investments of Bellmar Partners, an investment fund. Mr. Miller also currently serves on the Board of Directors of Meadow Valley Corporation, a publicly held construction company specializing in highways, bridges and overpasses.

         John M. Leinonen. Mr. Leinonen is Vice President, Automotive Business Development, for Exponent Failure Analysis Associates, Inc., an analytical, testing, and safety engineering services firm. From 1960 to 1995, Mr. Leinonen was employed by Ford Motor Company, where for over a 22 year period he directed all activities in Ford's automotive safety office, including vehicle safety assurance, safety regulations and planning, and production vehicle safety and compliance. Mr. Leinonen was President of the Society of Automotive Engineers ("SAE") in 1995, and has served six years as a member of SAE's Board of Directors. Mr. Leinonen is a Registered Professional Engineer.

         James F. Smith. Mr. Smith is Vice President and General Manager for the worldwide inflatable restraint systems business of TRW Inc. TRW is the world's largest independent supplier of occupant restraint systems. Mr. Smith has been employed by TRW or its affiliates in positions of increasing responsibility since 1969. Mr. Smith received a B.S. in Industrial Management from Purdue University and is a member of SAE.

DIRECTOR COMPENSATION

         Directors who are not executive officers receive $5,000 annual cash compensation for their services in that capacity to cover expenses. Directors who are executive officers do not receive such additional compensation for their services as Directors. Outside Directors are also awarded options to purchase 15,000 shares upon commencement of service on the Board and 1,500 additional shares on an annual basis thereafter.


BUSINESS OF THE BOARD OF DIRECTORS

         During the fiscal year ended December 31, 1997, the Company's Board of Directors held three meetings. All Directors were present at all meetings.



AUDIT COMMITTEE

         The Company's Audit Committee is comprised of Messrs. Withers, Olliver and Miller, all of whom are outside (non-employee) Directors. The functions of the Audit Committee are to receive reports with respect to loss contingencies, the public disclosure of which may be required; the annual review and examination of those matters that relate to a financial and performance audit of the Company's employee benefit plans; to recommend to the Company's Board of Directors the selection, retention and termination of the Company's independent accountants; to review the professional services, proposed fees and independence of such accountants; and to provide for the periodic review and examination of management performance in selected aspects of corporate responsibility. The Audit Committee held one meeting during the fiscal year ended December 31, 1997.


COMPENSATION COMMITTEE

         The Company's Compensation Committee consists of Messrs. Withers, Olliver and Miller, all of whom are outside (non-employee) Directors. The functions of the Compensation Committee are to review annually the performance of the Chief Executive Officer and other executive officers and to set compensation. Additionally, the Compensation Committee's role is to review compensation of outside Directors for service on the Company's Board of Directors and for service on committees of the Company's Board of Directors, and to review the level and extent of applicable benefits provided by the Company with respect to health and medical coverage, stock options and other stock plans and benefits. The Compensation Committee held three formal meetings and two telephonic meetings during the fiscal year ended December 31, 1997. See "Report Of The Compensation Committee" and "Interlocks and Insider Participation" in the following sections.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires each director and executive officer of the Company, and each person who owns more than ten percent (10%) of a registered class of the Company's equity securities to file by specific dates with the Securities and Exchange Commission (the "SEC") reports of ownership and reports of change of ownership of equity securities of the Company. Officers, Directors, and 10% stockholders are required by the SEC to furnish the Company with copies of all
Section 16(a) forms they file. The Company is required to report in this report, any failure of its Directors and executive officers to file by the relevant due date, any of these reports during the Company's fiscal year. To the Company's knowledge, all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 1997.


LIMITATION ON LIABILITY OF DIRECTORS

         The General Corporation Law of the State of Arizona, under which the Company is organized, was amended in full effective January 1, 1996. Subsequent to such modification of the Arizona Corporate Code, the Company, through resolution of its Board of Directors and approval of its Stockholders at the 1996 Annual Meeting, amended and restated its Articles of Incorporation, providing for the limitation or elimination of potential monetary liability of Directors of the Company to the fullest extent permitted by Arizona law. The Arizona Corporate Code limits or eliminates the liability of a director of a corporation for money damages in any action taken or not taken as a director in all instances except (i) instances where a director receives financial benefits to which he is not entitled; (ii) any intentional infliction of harm on the corporation or its Stockholders; (iii) the making of unlawful distributions; and
(iv) intentional violations of criminal law.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The Board of Directors has a policy that provides that all transactions between the Company and its executive officers, Directors, employees and affiliates are subject to the approval of a majority of disinterested Directors of the Board of Directors and will be on terms that are no less favorable to the Company than those that could be negotiated with unaffiliated parties.

                             EXECUTIVE COMPENSATION

                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee is comprised of three outside (non-employee) Directors. The compensation of the Company's CEO and Named Executive Officers is set by the Committee. Since 1995, the Committee's objectives have been first, to provide that executive compensation is competitive and second, to align compensation with increases in Stockholder value.

         No base compensation increases were given in 1997. Executive compensation remained unchanged from 1995 levels. Similarly, cash bonuses were discussed and deferred again in 1997. These decisions were made to accommodate the view that financial results and budgetary plans for the Company made executive compensation increases inappropriate. Nevertheless, the Committee acknowledges that cash compensation paid to executive officers was significantly below competitive levels generally.

         In assessing compensation, the Committee relies upon the report of an independent compensation consulting firm retained in 1995 to provide advice to the Committee with respect to executive compensation. Additionally, in 1996 and 1997, the Committee instructed the Company's finance department to review publicly filed documents and independent compensation surveys and prepare an analysis of compensation levels in a peer group of companies of similar size, lines of business, and geographic area. Based upon the reports described above, the Committee believed that to achieve a level of a competitive total compensation in 1997, other means should be utilized including, opportunities for equity ownership; employment agreements; death benefits; and, change of control protections.

         The Committee believes that in lieu of, or as a supplement to cash compensation, stock options motivate employees to serve the Company in a manner that will provide the best overall return to the Company's Stockholders, and the Committee seeks to grant stock options to key employees in a manner consistent with such belief. Having reviewed the performance of the Company's management, the Compensation Committee approved the grant of stock options in January 1997 based upon the achievement of objectives for the Company including, record revenues; management of significant investments in new product manufacturing capacity; and refinement of a financial reporting system including monthly subsidiary performance to budget target reviews. The Committee will make similar evaluations in 1998.

         In 1996, the Committee authorized the purchase of key-man life insurance for six key employees and members of management. These policies, purchased in 1997, provide that in the event of death during the term of employment, a portion of the death benefit proceeds will be paid to the Company and portion to the employee's designated beneficiary.

         To supplement compensation and in the interest of furthering the Company's ability to attract and retain quality managers, the Compensation Committee also continues to favor agreements which provide for severance pay, immediate vesting and liquidation of stock options, and tax assistance, in the event of a change in control of the Company. Six key employees and members of management have such agreements with the Company. Similarly, Stanley Desjardins and Donald Townsend have historically been retained pursuant to employment agreements, and the Committee approved like agreements to retain other executives. The terms of the change of control and employment agreements currently in place are disclosed herein under the section "EXECUTIVE COMPENSATION -- Employment and Related Agreements."

         On a going forward basis, the Committee has determined that compensation increases in 1998 will be granted in consideration of, among other things, the following: (i) increase in common stock value; (ii) the cost of replacing a member of executive management; (iii) competitive compensation by industry; (iv) competitive compensation by company size and complexity; (v) competitive compensation by geographic location; and (vi) performance of tasks beyond respective job descriptions and titles. In considering these objectives as a whole and if the Company meets its 1998 financial objectives, compensation packages will be increased.

                                                     Robert D. Olliver
                                                     James C. Withers
                                                     Scott E. Miller


                           SUMMARY COMPENSATION TABLE

         The following table sets forth the total compensation received by the Company's "Named Executive Officers" as defined by SEC Regulation S-K 402(a)3, comprised of the Chief Executive Officer and each other person who is an executive officer of the Company whose total remuneration exceeded $100,000 for services rendered in all capacities to the Company during the last three fiscal years.

                                                                                                  LONG TERM
                                                                                                 COMPENSATION
                                                         ANNUAL COMPENSATION                        AWARDS
                                       -----------------------------------------------------     ------------
                                                                                                   Securities
                                                                               Other Annual        Underlying
NAME AND PRINCIPAL POSITION            Year     Salary(1)     Bonus(2)       Compensation(3)         Options
---------------------------            ----     ---------     --------       ---------------         -------
Stanley P. Desjardins                  1997     $200,000
Chairman of the Board                  1996      200,000
                                       1995      200,000

Donald W. Townsend                     1997      200,000                                             238,200
President                              1996      200,000                    Tax Assistance(3)         70,000
                                       1995      180,000       40,000       Tax Assistance(3)         60,000

Bradley P. Forst                       1997      140,000                                              93,750
Vice President, General Counsel        1996      140,000                                              50,000
and Secretary(4)                       1995      140,000                                              56,250


Sean K. Nolen                          1997      120,000                                             150,000
Vice President of Finance, Chief       1996      120,000                                              25,000
Financial Officer, and Treasurer(5)

---------------------------------------


(1) In addition to salary, nominal amounts are contributed by the Company to the 401(k) accounts of Messrs. Desjardins and Townsend. See "Executive Compensation -- 401(k) Profit Sharing Plan."

(2) The Compensation Committee declared a bonus for Mr. Townsend for services in 1994 and 1995, which was paid in late 1995.

(3) In 1995, the Compensation Committee adopted policies to encourage executive management of the Company to exercise stock options and thereby become equity owners of the Company. In order to exercise such options, members of management were required to sell such underlying shares in the market to provide the funds to pay for the option exercises. Because of the immediate exercise and sale, incentive tax aspects of the options, under relevant IRS rules, were eliminated. Accordingly, taxes on such sales were immediately due and payable. As part of the policy, the Committee determined to pay such taxes for the accounts of the executives. Such payments by the Company were fully deductible as a compensation expense and such amounts did not accrue to the individuals, but were paid to state and federal taxing authorities. The amounts of such tax assistance on behalf of Mr. Townsend were $231,367 and $211,500 for the fiscal years 1995 and 1996.

(4) Mr. Forst was not employed by the Company for the entire fiscal year 1995. The salary figure contained in the column for 1995 reflects the salary Mr. Forst would have received had he been employed by the Company for the entire year. Mr. Forst's actual salary compensation from the Company for 1995 was $60,000.

(5) Mr. Nolen was not employed by the Company for the entire fiscal year 1996. The salary figure contained in the column for 1996 reflects the salary Mr. Nolen would have received had he been employed by the Company for the entire year. Mr. Nolen's actual salary compensation from the Company for 1996 was $80,000.


STOCK OPTIONS AND BENEFIT PLANS

   Stock Option Plans

         In 1992, the Company adopted the Simula 1992 Stock Option Plan. The 1992 Plan provided for the issuance of up to 360,000 shares of the Company's Common Stock pursuant to grants made under the 1992 Plan. In August 1994, the Board of Directors adopted the 1994 Stock Option Plan, which was subsequently approved by the Stockholders of the Company at the Annual Meeting in June 1995. The 1994 Plan currently reserves up to 2,500,000 shares of Common Stock for issuance under the Plan. Through December 31, 1997, a total of 1,681,775 options had been granted pursuant to the 1994 Plan.

          Except as to the number of shares reserved for issuance under the 1992 Plan and the 1994 Plan, respectively, the provisions, terms and conditions of the two plans, (together, the "Plans"), are substantially the same. The Plans authorize the Company to grant to key employees of the Company (i) incentive stock options to purchase shares of Common Stock, and (ii) non-qualified stock options to purchase shares of Common Stock. The objectives of the Plans are to provide incentives to key employees to achieve financial results aimed at increasing Stockholder value and attracting talented individuals to the Company. Although the Plans do not specify what portion of the shares may be awarded in the form of incentive stock options or non-statutory options, a substantially greater number of incentive stock options were and have been awarded under the 1992 Plan and 1994 Plan, respectively, and it is anticipated that a majority of remaining options to be awarded under the 1994 Plan will be incentive stock options. The incentive stock options are qualified stock options under the Internal Revenue Code. Persons eligible to participate in the Plans are those employees of the Company whose performance had or may have significant effect on the success of the Company.

          The Plans are administered by the Compensation Committee of the Board of Directors, which has the authority to interpret the Plans' provisions, to establish and amend rules for their administration, to determine the types and amounts of awards made pursuant to the Plans, subject to the Plans' limitations, and to approve recommendations made by management of the Company as to who should receive awards. The Compensation Committee of the Board of Directors must consist of outside Directors.

          Incentive stock options may be granted under the Plans for terms of up to ten years and at an exercise price at least equal to 100% of the fair market value of the Common Stock as of the date of grant, and 85% of the fair market value in the case of non-statutory options, except that incentive options granted to any person who owns stock possessing more than 10% of the combined voting power of all classes of the Company's stock or of any parent or subsidiary corporation must have an exercise price at least equal to 110% of the fair market value of the Company's Common Stock on the date of grant. The aggregate fair market value, determined as of the time an incentive stock option is granted, of the Common Stock with respect to which incentive stock options are exercisable by an employee for the first time during any calendar year may not exceed $100,000. There is no aggregate dollar limitation on the amount of non-statutory stock options which may be exercisable for the first time by an employee during any calendar year. Payment of the exercise price is to be in cash, although the Compensation Committee may, in its discretion, allow payment in the form of shares of the Company's Common Stock under certain circumstances. Any option granted under the Plans will expire at the time fixed by the Committee, which will not be more than 10 years after the date it is granted. Any employee receiving a grant must remain continuously employed by the Company for a period of twelve months after the date of the grant, as a condition to the exercise of the option. The Compensation Committee may also specify when all or part of an option becomes exercisable, but in the absence of such specification, the option will ordinarily be exercisable in whole or part at any time during its term. In addition, optionees who are Directors or executive officers of the Company may not exercise any portion of an option within six months of the date of grant. Subject to the foregoing, the Compensation Committee may accelerate the exercisability of any option in its discretion.

         The Company may assist optionees in paying the exercise price of options granted under the Plans by either the extension of a loan by the Company for payment by the optionee of the exercise price in installments, or a guarantee by the Company of a loan obtained by the optionee from a third party. The terms of any loan, installment payments or guarantees, including the interest rate and terms of repayment and collateral requirements, if any, shall be determined by the Compensation Committee.

         In the event of a change in control of the Company, all issued but unvested options become immediately vested and exercisable. In connection with immediate exercises made by certain covered executive officers of the Company, the Company will pay tax assistance to supply the funds necessary for those individuals to pay taxes resulting from income, the loss of tax incentives and accelerated exercises and sales. See "Executive Compensation - Employment and Related Agreements."

   1992 Restricted Stock Plan

         In February 1992, the Company adopted the 1992 Restricted Stock Plan ("Restricted Stock Plan") authorizing the Company to grant to key employees of the Company and other individuals who provide services to the Company an aggregate of 19,500 shares of Common Stock. The Restricted Stock Plan is intended to allow the Company to provide awards of Common Stock to long-term employees who have provided valuable past services to the Company. The Restricted Stock Plan authorizes disinterested members of the Board of Directors to determine the persons to whom the restricted stock plan will be granted and the terms and conditions and restrictions of such awards. As of the date of this Proxy Statement, 4,500 shares have been issued under the Restricted Stock Plan.

   Options Granted under Plans

         In fiscal 1997, the Board of Directors granted a total of 858,900 incentive stock options under the Plans. The following table sets forth information regarding options granted in 1997 to Named Executive Officers identified in the Summary Compensation Table:


                        OPTION GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)

                                                                                                   Potential Realizable
                                               Percent of                                            Value at Assumed
                               Number of          Total                                                 Annual Rates
                               Securities        Options        Exercise                               of Stock Price
                               Underlying       Granted to       or Base                              Appreciation for
                                Options        Employees in       Price          Expiration             Option Term(1)
Name                            Granted         Fiscal Year       ($/Sh)            Date             5%($)          10%($)
----                            -------         -----------       ------            ----             -----          ------
Donald W. Townsend              238,200            28%           $13.50             2007           $5,238,036      $8,340,698
Bradley P. Forst                 93,750             11            13.50             2007            2,061,570       3,282,705
Sean K. Nolen                   150,000             17            13.50             2007            3,298,512       5,252,328


---------------------------------------

     (1) Calculated from a base price equal to the exercise price of each option, which was the fair market value of the Common Stock on the date of grant. The amounts represent only certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings cannot be predicted, and there can be no assurance that the gains set forth on the table will be achieved. Further, the number shown is the gross dollar value of the Common Stock, but does not give effect to the payment of the purchase price to exercise the option, and thus does not represent the net value or net gain, and does not reflect the taxes payable on such gain.


                         FISCAL YEAR END OPTIONS VALUES

                                    Number of Unexercised           Value of Unexercised In-the-Money
                                 Options at Fiscal Year End             Options at Fiscal Year End
         Name                   (#) Exercisable/Unexercisable        ($)(1)Exercisable/Unexercisable
         ----                   -----------------------------        -------------------------------
Donald W. Townsend                      404,800 / -0-                        $1,017,118 / -0-
Bradley P. Forst                     150,000 / 50,000                        299,981 / 90,625
Sean K. Nolen                        25,000 / 150,000                           -0- / 271,875


---------------------------------------

(1) Calculated by multiplying the number of shares underlying outstanding in-the-money options by the difference between the last sales price of the Company's Common Stock on December 31, 1997 ($15.3125 per share) and the exercise prices for both exercisable and unexercisable shares.

DEFINED BENEFIT PENSION PLAN

          The Company adopted a non-contributory defined benefit pension plan as of November 1, 1980. To be eligible, participants must have completed six months of continuous service and have attained the age of 21. Benefits are based on the length of service and the participants' final pay (averaged over the five highest consecutive years of his last ten years of participation). The Company makes contributions to the plan based on actuarially-determined amounts. Both Mr. Desjardins and Mr. Townsend are participants in the plan consistent with the normal terms and conditions of the plan.

          The following table sets forth the estimated annual benefits payable on retirement for specified earnings and years of service categories for participants.

                               PENSION PLAN TABLE

                                                                YEARS OF SERVICE(1)
                       -------------------------------------------------------------------------------------------------------
     Remuneration             15                   20                   25                     30                   35
--------------------   ----------------     ----------------     -----------------      -----------------    -----------------
     $50,000              $17,500              $17,500               $17,500                $17,500              $17,500
      75,000               26,250               26,250                26,250                 26,250               26,250
     100,000               35,000               35,000                35,000                 35,000               35,000
     150,000               52,500               52,500                52,500                 52,500               52,500
     200,000               70,000               70,000                70,000                 70,000               70,000

---------------------------------------

(1) As of December 31, 1997, Mr. Desjardins' and Mr. Townsend's credited years of service are 17 and 12, respectively.

(2) Benefits are calculated on a straight-life annuity basis. The compensation covered by the retirement plan includes all wages and salaries but excludes bonuses. Benefits under the retirement plan are not subject to deduction for Social Security or other offset amounts.


401(k) PROFIT SHARING PLAN

         The Company's 401(k) Profit Sharing Plan (the "PSP") is qualified under Sections 401(a) and 401(k) of the Internal Revenue Code. The PSP was adopted effective November 1, 1989. The PSP is administered under a trust, and the Company's Directors are currently serving as its trustees. All employees of the Company who are 21 years or older, including its executive officers, are eligible to participate in the PSP after six months of employment with the Company.

         Under the PSP, participating employees have the right to elect their contributions to the PSP be made from reductions from compensation owed to them by the Company. In addition, the Company at its discretion can make contributions to the PSP of a percentage of a participant's annual compensation. Participating employees are entitled to full distribution of their share of the Company's contributions under the PSP upon death, disability or when they reach retirement age. If their employment is terminated earlier, their share of the Company's contributions will depend on the number of years of employment with the Company. All participating employees have the right to receive 100% of their own contributions to the PSP upon any termination of employment. Apart from the Company's and the employee's contributions, they may receive investment earnings related to the funds in their account under this plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee consists of Messrs. Miller, Olliver and Withers, all of whom are outside Directors for purposes of administering the stock option plans under SEC Rule 16(b)(3). There were no interlocks among the Compensation Committee or named executive officers of other corporations or compensation committees.


EMPLOYEE STOCK PURCHASE PLAN

     At the 1996 Annual Meeting, the Company's Board of Directors and Stockholders adopted the Employee Stock Purchase Plan ("ESPP" or "Plan"). The ESPP provides eligible employees with the opportunity to acquire a stock ownership interest in the Company through periodic payroll deductions. The purpose of the Plan is to provide incentive to employees of the Company to perform in a manner which enhances the value of the Company's Common Stock by providing a direct ownership stake in the Company's performance.

     The ESPP reserves 400,000 shares of the Company's Common Stock to be issued to employees eligible to participate in the Plan. Employees of the Company and its subsidiaries are eligible to participate in the Plan following 30 days of continuous service with the Company, provided that such employees work in excess of 20 hours per week and greater than five months per calendar year. The Company, at its discretion, need not include all of its operating subsidiaries in the ESPP.

     Eligible employees invest in the Plan through regular payroll deductions of up to 10% of their gross earnings, deducted net of taxes, for each semi-annual period of participation, provided that no employee may purchase greater than $25,000 worth of the Company's Common Stock in any given calendar year. Payroll deductions are credited to an account established in each participating employee's name and shares of the Company's Common Stock are automatically purchased on behalf of participating employees on the last business day of each semi-annual period of participation at the lesser of (i) 85% of the market price per share of Common Stock on an individual's entry date into the Plan (subject to certain limitations), or (ii) 85% of the market price per share on the semi-annual purchase date.

         The Company commenced operation of the ESPP on October 1, 1996. The Plan provides for semi-annual purchase dates to occur on March 31 and September 30 of each year.


EMPLOYMENT AND RELATED AGREEMENTS

   Employment Agreements

         Since 1992, the Company has had an employment agreement with Mr. Donald Townsend. Upon the approval of the Compensation Committee, the Company renewed the agreement, on substantially the same terms, with Mr. Townsend effective January 1, 1998 (the "Agreement"). The Agreement is designed to assure that the Company will have the continued employment and dedication of Mr. Townsend as its President and Chief Executive Officer.

         Unless earlier terminated as described below, the Agreement is effective for a term of five years. At the end of the first year of the Agreement and every year thereafter, the Agreement will be automatically renewed for a continuous five year term unless terminated by the Company for cause, or death or disability, or by Townsend for good reason. Townsend's base salary is subject to review and upward adjustment by the Compensation Committee of the Company's Board of Directors on an annual basis. In addition to such base salary, the Agreement provides that Townsend be entitled to participate in any and all additional compensation or benefit plans now in place or later adopted, such as annual bonus or option plans; incentive, savings and retirement plans; and welfare benefit plans. See "Executive Compensation - Stock Option and Benefit Plans.

          The Agreement provides that in the event Townsend is terminated for reasons other than for cause, or death or disability, or the Agreement is terminated by Townsend for good reason, Townsend will be entitled to receive a lump sum cash payment consisting of: (i) the annual base salary compensation which would have been payable to Townsend over the remaining term of the Agreement, as it may have been renewed, had the Agreement not been so terminated; (ii) any declared and accrued, but unpaid, bonus or stock option grant (whether or not vested); (iii) other benefits including accrued vacation pay, and amounts under the Company's benefit and retirement plans. The Agreement provides that in the event it is terminated by Townsend's death, without further obligation the Company will transfer to Townsend's estate all accrued compensation to date, stock options and retirement and other benefits, such as life insurance proceeds, as applicable under the Company's various plans as then in effect. In the event the Agreement is terminated on account of Townsend's disability, the Company will pay to Townsend all accrued salary and bonuses and other benefits through the date of termination, and provide for the vesting and non-forfeiture of all granted stock options. In addition, the Company will continue to pay Townsend a salary amount equal to the difference between Townsend's salary then in effect under the Agreement and the proceeds received by him from disability insurance. In the event the Agreement is terminated for cause, Townsend will only be entitled to receive the salary and bonuses and those benefits accrued as of the date of termination. In addition to the foregoing, the Agreement provides that in the event that it is determined that any payment under the Agreement be subject to the payment by Townsend of the excise tax imposed by Section 4999 of the Internal Revenue Code or parallel state or local tax laws, Townsend will be entitled to receive from the Company an additional "gross- up" payment in an amount equal to the excise tax and all related penalties, interest and other charges.

         The Agreement prohibits Townsend from competing with the Company during his employment and for a period of thirty (30) months following his termination of employment with the Company. The Agreement also provides for continuing duties on Townsend's part regarding the non-disclosure and confidentiality of the Company's proprietary information.

         In addition to the Townsend Agreement, effective January 1, 1998 the Company entered into employment agreements with Named Executive Officers Forst and Nolen, and two other key employees and members of management. Such agreements have differing salary levels and effectiveness periods, but are otherwise on the same terms as described above for the Townsend Agreement.

   Change of Control Agreements

          In addition to employment agreements, the Company has also entered into change of control agreements with Named Executive Officers Townsend, Forst and Nolen, and three other key employees and members of management. The objectives of the agreements are to attract and retain qualified executives, encourage key management personnel to devote full attention to the Company's business in the event a third party expresses an intention to acquire or merge with the Company, and to provide compensation in the event of termination of employment of such an individual upon a change of control of the Company. The agreements are effective for the duration of the employee's employment and terminate only upon the employee's termination of employment with the Company. "Change of control" means the occurrence of any of the following events: (i) when any person acquires, directly or indirectly, beneficial ownership of more than 20% of the Company's Common Stock; (ii) a change in the membership of a majority of the Board of Directors in one or more contested elections; (iii) a merger or consolidation where voting power of the Company's securities changes or the Company is not the surviving corporation; or, (iv) the sale, transfer, or other disposition in one or more transactions, of all or substantially all of the assets of the Company. In the event of such a change of control, covered employees who are terminated by the acquiring person within one year, or voluntarily resign within 180 days, after the effective date of the change of control, will receive compensation and benefits including: (i) a multiple of their then current annual base salary, plus the equivalent dollar value of all benefits, such multiple being in a range from 3 to 5 depending on such individual's position; (ii) immediate vesting of all stock options, which will then at the employee's election be exercised and paid for by the Company or the acquiring person on the employee's behalf; and
(iii) tax assistance and gross-up payments to supply the funds necessary for the employee to pay all income and excise taxes resulting from these compensation, benefits, and stock option transactions. See "Executive Compensation - Stock Option Plans."


STOCK PERFORMANCE GRAPH

          The graph on the following page shows the Company's total return to Stockholders compared to three indices over the period from December 31, 1992 (the last day of the fiscal year following the Company's initial public offering), through December 31, 1997, the last day of the most recent fiscal year.

          Due to the fact that it is difficult to find a line of business index or peer group index of comparable companies, the indices were selected to represent (i) the stock market as a whole; and (ii) companies with similar market capitalization to the Company.

         The cumulative total return shown on the Stock Performance Graph indicates historical results only, and is not necessarily indicative of future results. The Performance Graph shall not be deemed incorporated by reference by any general statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

                                    [GRAPH]


VALUE OF $100 INVESTMENT

                                1992           1993           1994           1995           1996           1997
                              --------       --------       --------       --------       --------       --------
Simula, Inc.                  $ 100.00       $ 114.50       $ 480.00       $ 600.00       $ 432.00       $ 490.00
Russell 3000 index            $ 100.00       $ 108.14       $ 105.46       $ 140.88       $ 167.91       $ 217.39
S&P 600 Small Cap Index       $ 100.00       $ 117.59       $ 110.74       $ 142.40       $ 171.07       $ 213.03
Nasdaq Composite Index        $ 100.00       $ 114.64       $ 111.08       $ 155.42       $ 190.71       $ 231.97

                                  OTHER MATTERS

         The Company's Board of Directors is not aware of any matters to be presented at the meeting other than those described above. However, if other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS

          Any Stockholder desiring to have a proposal included in the Company's Proxy Statement for its 1999 Annual Meeting must deliver such proposal (which must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934) to the Company's principal executive offices not later than February 13, 1999.

                                     PROXY

                                  SIMULA, INC.

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

      FOR THE 1998 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 10, 1998

     The undersigned hereby appoints Donald W. Townsend and Bradley P. Forst, and each of them, with full power of substitution, as proxies, to represent the undersigned at the 1998 Annual Meeting of Shareholders of Simula, Inc. (the "Company") to be held on Wednesday, June 10, 1998 at 8:00 a.m., Mountain Standard Time, and at any adjournment thereof, and to vote all shares of the Company's Common Stock standing in the name of the undersigned on the matters set forth on the reverse side of this card and upon any other matters that may properly come before the meeting or any adjournment thereof as follows:

                     PLEASE DATE, SIGN AND RETURN PROMPTLY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
                                                                     SEE REVERSE
                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)           SIDE

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                                  SIMULA, INC.

                                 JUNE 10, 1998



   [DOWN ARROW] PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED [DOWN ARROW]

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.


1. Ratification of independent public accountants (Deloitte & Touche, LLP).

      FOR           AGAINST            ABSTAIN
      [ ]             [ ]                [ ]


                           FOR ALL
                      (except vote withheld
                        from the nominees              WITHHOLD
                        listed at right)                  ALL

2. Election of nine          [ ]                          [ ] FOR ALL, except
   directors --                                               vote withheld
                                                              from the following
                                                              nominees:
                                                              __________________

Cumulative Votes for one or more nominees as follows:

__ Stanley P. Desjardins     __ Scott E. Miller    __ Robert D. Olliver
__ Bradley P. Forst          __ Donald W. Townsend __ John M. Leinonen
__ James C. Withers          __ Sean K. Nolen      __ James F. Smith

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SPECIFICATIONS APPEARING ABOVE. THE SHARES WILL BE VOTED "FOR" ANY PROPOSAL FOR WHICH NO CONTRARY SPECIFICATION IS MADE.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD PROMPTLY AND RETURN IT USING THE ENCLOSED ENVELOPE.



SIGNATURE(S) ________________________________ DATE: _________________ , 1998

NOTE: Please sign exactly as name appears on the stock certificates. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. If stock is held jointly, each owner should sign.